Exhibit 23.6

May 13, 2009

Middle Kingdom Alliance Corporation

                        RE: Middle Kingdom Alliance Corporation

Ladies and Gentlemen:

We acknowledge that we are referred to in the Form S-4 which is part of the Registration Statement, and we hereby consent to the use of our name in such Registration Statement and to the filing of this consent as Exhibit 23.6 to the Registration Statement and with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

Yours faithfully,

/s/ Chang Ze Law Firm
CHANG ZE LAW FIRM